Exhibit 99.1

AEye Reports Fourth Quarter and Full-Year 2025 Results; Strengthened Foundation for Commercial Growth

Revenue Doubled in Q4 over Q3; 40% Commercial Pipeline Expansion; 33% Increase in Customer Count

Joining NVIDIA Halos AI Systems Inspection Lab; Demonstrated Apollo™ Lidar with NVIDIA DRIVE AGX Thor™

Operational Runway Into 2028

PLEASANTON, Calif. – March 16, 2026 – AEye, Inc. (Nasdaq: LIDR) (the “Company”), a global leader in software-defined, high-performance lidar solutions, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Business Highlights

●	NVIDIA Ecosystem Maturity: Joining NVIDIA Halos AI Systems Inspection Lab to bolster automotive product readiness and demonstrated Apollo™ lidar with the NVIDIA DRIVE AGX Thor™ platform, the future centralized brain of NVIDIA-equipped autonomous vehicles.

●	Commercial Inflection: AEye increased its commercial momentum, with 16 active customers that have taken revenue-generating shipments -- a 33% increase since the Company reported Q3 results in November 2025.

●	Aerospace & Defense Traction: Repeat business with an existing customer, multiple new requests for quotations (“RFQs”), and a new distribution partnership that expands AEye’s reach in this sector.

●	ITS & APAC Expansion: Completed a successful proof of concept (“POC”) in Australia that has progressed into the next phase of commercial discussions, while formalizing multiple intersection deployments across the U.S.; also signed a letter of intent (“LOI”) with a regional partner focused on unlocking opportunities in Korea and the broader APAC region.

●	Partner Ecosystem: The Company expanded its OPTIS™ ecosystem, turning technological opportunities into actionable revenue pipelines through strategic partnerships, most recently adding Vueron for dynamic perception required by moving vehicles such as rail and trucks -- complementing existing partners Flasheye, Blue-Band, and Black Sesame Technologies.

●	Technological Leadership: At CES 2026, introduced STRATOS™, a third-generation sensor featuring a 1.5-kilometer detection range and resolution greater than twice that of AEye’s flagship Apollo™ sensor, packaged in a smartphone-sized form factor which, like Apollo™, can fit behind a windshield.

Management Commentary

“Throughout 2025 we made consistent progress towards industrial scaling and active commercial execution,” said Matt Fisch, CEO of AEye. “We are now shipping products to global defense leaders, securing significant opportunities in high-speed rail, and strengthening our commercial pipeline across automotive, including commercial vehicles, smart infrastructure, mobility, and intelligent transportation systems. We believe our technology and product capabilities provide AEye with unique optionality, as we can offer best-in-industry long-range performance while also addressing the passenger vehicle market by meeting highway-speed requirements through the windshield. At the same time, we expect our capital-light manufacturing approach paired with our software-defined architecture will prove to offer the most viable path to sustainable commercialization.”

Fisch continued, “We ended 2025 with consistent momentum in our technology development, strong partnerships, and a commercial pipeline that is converting at an accelerated pace. With the launch of STRATOS™, our 1.5-kilometer ultra-long-range sensor, and our demonstrations on next-generation platforms like NVIDIA DRIVE AGX Thor™, we are delivering on our vision for the future of physical AI, which is estimated to represent a $5 billion market today and, according to a recent analysis by Barclays, a potential trillion-dollar opportunity by 2035. Moving into 2026, we are beginning to accelerate execution on our growth strategy, as we expect our technology lead will continue to translate into firm volume commitments and a durable revenue ramp.”

Financial Highlights

●	Q4 2025 revenue was approximately $100,000, a 94% quarterly sequential increase. Full-year 2025 revenue totaled approximately $230,000, up 15% year over year.

●	Cash burn excluding net financing proceeds in Q4 2025 was $7.5 million, and the cash burn for the 2025 full year period was $29.0 million.

●	GAAP net loss for Q4 2025 was $(7.3) million, or $(0.17) per share. GAAP net loss for the 2025 full year period was $(34.0) million, or $(1.47) per share.

●	Non-GAAP net loss for Q4 2025 was $(6.8) million, or $(0.15) per share. Non-GAAP net loss for the 2025 full year period was $(24.4) million, or $(1.05) per share.

●	Ended 2025 with $86.5 million in cash, cash equivalents, and marketable securities, providing operational runway into 2028, based on our 2026 cash burn outlook and assuming comparable cash burn in subsequent years.

“We have an attractive level of resources that positions us to execute on the multi-year production cycles demanded by leading automotive OEMs and high-performance industrial partners,” said Conor Tierney, CFO of AEye. “Today, AEye stands as a resilient leader in a lidar industry that is undergoing intense consolidation. Our capital-light model is a key point of differentiation in the industry, as it optimizes our available capital while still providing us with significant unit production capabilities to meet an uptick in expected demand later this year.”

2026 Cash Burn Outlook

The Company expects its cash burn rate for the 2026 full year period to be in a range of $30 million to $35 million, inclusive of approximately $5 million in working capital.

Conference Call and Webcast Details

AEye management will webcast its investor conference call today, March 16, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Webcast: https://edge.media-server.com/mmc/p/zzk8sudu/

About AEye

AEye offers a suite of unique software-defined lidar solutions that address a wide range of real-world needs including advanced driver-assistance, vehicle autonomy, smart infrastructure, security, defense, and logistics applications. AEye’s flagship product, Apollo™, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo™, AEye also offers STRATOS™ with the ability to detect objects at up to one-and-a-half kilometers as well as a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real-time.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus stock issuance and debt issuance costs, less change in fair value of convertible note and warrant liabilities, plus expenses related to contested proxy, plus loss (gain) on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision (benefit) for income tax.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include, without limitation, statements about AEye’s operational runway into 2028, the translation of commercial momentum into revenue, and the benefits and advantages of AEye’s products and technologies, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s operational runway may not extend into 2028 due to unforeseen expenses or otherwise; (ii) the risks that AEye’s tenure in the NVIDIA Halos AI Systems Inspection Lab may be shorter than anticipated and not bolster automotive product readiness to the extent or in the time frame anticipated, or at all; (iii) the risks that existing customers may not continue to make repeat purchases nor may new RFQs, completed POCs, nor signed LOIs result in revenue to the extent or in the time frame anticipated, or at all; (iv) the risks that the opportunities that may be created through strategic partnerships may not result in actionable revenue pipelines to the extent or in the time frame anticipated, or at all; (v) the risks that AEye’s technology and product capabilities may not provide AEye with unique optionality to the extent or in the time frame anticipated, or at all; (vi) the risks that AEye’s capital-light manufacturing approach and software-defined architecture may not result in sustainable commercialization to the extent or in the time frame anticipated, or at all; (vii) the risks that AEye’s commercial pipeline may not covert at an accelerated pace to the extent or in the time frame anticipated, or at all; (viii) the risks that AEye may be unable to deliver on its vision for the future of physical AI to the extent or in the time frame anticipated, or at all; (ix) the risks that the physical AI market may not be at $5 billion today nor reach a trillion dollar market size by 2035, or at all; (x) the risks that AEye’s technology lead may not continue nor translate into firm volume commitments nor a durable revenue ramp to the extent or in the time frame anticipated, or at all; (xi) the risks that AEye’s level of resources may not position the company to execute on multi-year production cycles to the extent or in the time frame anticipated, or at all; (xii) the risks that our capital-light model may not remain a point of differentiation to the extent or for the time frame anticipated, or at all; (xiii) the risks that the uptick in expected demand later this year may not occur to the extent or in the time frame anticipated, or at all; (xiv) the risks that the cash burn for the full year of 2026 may exceed $35 million due to unanticipated expenses associated with the investments required to ramp AEye’s products, or otherwise; (xv) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xvi) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xvii) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xviii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xix) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xx) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xxi) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxii) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxiii) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Investors are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$43,356	$10,266
Marketable securities	43,104	12,012
Accounts receivable, net	77	11
Inventories, net	1,015	176
Prepaid and other current assets	2,081	2,706
Total current assets	89,633	25,171
Right-of-use assets	441	652
Property and equipment, net	577	605
Other noncurrent assets	242	692
Total assets	$90,893	$27,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,615	$3,598
Accrued expenses and other current liabilities	4,957	7,709
Total current liabilities	8,572	11,307
Operating lease liabilities, noncurrent	235	479
Convertible note, noncurrent	146	146
Other noncurrent liabilities	598	64
Total liabilities	9,551	11,996
Stockholders’ Equity:
Preferred stock	-	-
Common stock	4	1
Additional paid-in capital	488,361	388,213
Accumulated other comprehensive income	30	5
Accumulated deficit	(407,053)	(373,095)
Total stockholders’ equity	81,342	15,124
Total liabilities and stockholders’ equity	$90,893	$27,120

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Revenue	$97	$46	$233	$202
Cost of revenue	247	49	554	778
Gross loss	(150)	(3)	(321)	(576)
Operating expenses:
Research and development	3,716	4,252	13,937	16,389
Sales and marketing	931	69	2,546	551
General and administrative	3,604	4,671	14,927	18,312
Total operating expenses	8,251	8,992	31,410	35,252
Loss from operations	(8,401)	(8,995)	(31,731)	(35,828)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	228	4	(1,895)	-
Interest income and other	734	143	1,991	799
Interest expense and other	106	296	(2,312)	(433)
Total other income (expense), net	1,068	443	(2,216)	366
Loss before income tax	(7,333)	(8,552)	(33,947)	(35,462)
Provision (benefit) for income tax	9	(4)	11	(2)
Net loss	$(7,342)	$(8,548)	$(33,958)	$(35,460)

Per Share Data:
Net loss per common share (basic and diluted)	$(0.17)	$(0.93)	$(1.47)	$(4.89)

Weighted average common shares outstanding (basic and diluted)	44,454,223	9,144,094	23,128,082	7,253,683

AEYE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(33,958)	$(35,460)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	155	129
Gain on sale of property and equipment, net	-	(12)
Noncash lease expense relating to operating lease right-of-use assets	211	956
Gain on termination of operating lease, net	(1,014)	(491)
Common stock purchase agreement costs	337	1,124
Debt issuance costs	2,020	-
Gain on extinguishment of warrant	(64)	-
Inventory write-downs, net of scrapped inventory	48	161
Change in fair value of convertible note and warrant liabilities	1,895	-
Stock-based compensation	5,522	9,047
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(378)	(611)
Expected credit losses, net of write-off	2	35
Changes in operating assets and liabilities:
Accounts receivable, net	(68)	85
Inventories, current and noncurrent, net	(678)	245
Prepaid and other current assets	(1,054)	1,490
Other noncurrent assets	241	215
Accounts payable	9	156
Accrued expenses and other current liabilities	(767)	(2,389)
Operating lease liabilities	(236)	(955)
Other noncurrent liabilities	-	(345)
Net cash used in operating activities	(27,777)	(26,620)
Cash flows from investing activities:
Purchases of property and equipment	(109)	(486)
Proceeds from sale of property and equipment	-	45
Purchases of marketable securities	(53,768)	(24,241)
Proceeds from redemptions and maturities of marketable securities	23,079	32,426
Net cash provided by (used in) investing activities	(30,798)	7,744
Cash flows from financing activities:
Proceeds from exercise of stock options	-	134
Proceeds from the issuance of convertible notes	2,950	146
Payments for convertible note redemptions	(989)	-
Transaction costs related to issuance of convertible note	(658)	-
Proceeds from issuance of common stock under the Common Stock Purchase Agreements	90,961	11,080
Stock issuance costs related to the Common Stock Purchase Agreements	(1,835)	(1,232)
Taxes paid related to the net share settlement of equity awards	(643)	(161)
Proceeds from exercise of warrant	1,788	-
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	91	93
Net cash provided by financing activities	91,665	10,060
Net increase (decrease) in cash, cash equivalents and restricted cash	33,090	(8,816)
Cash, cash equivalents and restricted cash at beginning of period	10,266	19,082
Cash and cash equivalents at end of period	$43,356	$10,266

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
GAAP net loss	$(7,342)	$(8,548)	$(33,958)	$(35,460)
Non-GAAP adjustments:
Stock-based compensation	790	2,045	5,522	9,047
Stock issuance and debt issuance costs	12	(12)	2,357	1,124
Change in fair value of convertible note and warrant liabilities	(228)	(4)	1,895	-
Expenses related to contested proxy	-	-	839	-
Loss (gain) on termination of operating lease, net	-	189	(1,014)	(491)
Non-GAAP net loss	(6,768)	(6,330)	(24,359)	(25,780)
Depreciation and amortization expense	42	49	155	129
Interest income and other	(734)	(143)	(1,991)	(799)
Interest expense and other	(118)	(284)	(45)	(691)
Provision (benefit) for income tax	9	(4)	11	(2)
Adjusted EBITDA	$(7,569)	$(6,712)	$(26,229)	$(27,143)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.17)	$(0.93)	$(1.47)	$(4.89)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.69)	$(1.05)	$(3.55)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	44,454,223	9,144,094	23,128,082	7,253,683
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	44,454,223	9,144,094	23,128,082	7,253,683

Contacts

Investor Relations

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366

Keaton Olsen

lidr@allianceadvisors.com

Media Relations

Alliance Advisors IR

Fatema Bhabrawala

fbhabrawala@allianceadvisors.com

647-620-5002